                                                                    EXHIBIT 10.1




CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY AN ASTERISK AND ENCLOSED BY BRACKETS. tHE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





--------------------------------------------------------------------------------




  Master Software License and Distribution Agreement (Contract No. 220-00-0134)

                        effective as of December 1, 2000

               between Cellco Partnership (d/b/a Verizon Wireless)

                                       and
                           Smith Micro Software, Inc.




--------------------------------------------------------------------------------

                                                        CONTRACT NO. 220-00-0134


         THIS MASTER SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT is between CELLCO PARTNERSHIP, a Delaware general partnership, doing business as Verizon Wireless, (hereinafter called "Verizon Wireless") having an office and place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 and Smith Micro Software, Inc., a Delaware corporation, having its principal office and place of business at 51 Columbia, Aliso Viejo, California 92656, (hereinafter called "SMSI").

         WHEREAS, Verizon Wireless may place Orders for the license of Software and/or purchase of Related Services from SMSI; and

         WHEREAS, Verizon Wireless and SMSI each desire that the terms and conditions controlling all such licenses and purchases be consistent, uniform, and agreed to by both parties in advance of the placement of any such Orders; and

         WHEREAS, SMSI publishes the software programs listed in Schedule A attached hereto and documentation and instruction manuals, if any, related to the software programs.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions herein contained, Verizon Wireless and SMSI agree as follows:


SECTION I.  DEFINITIONS AND SCOPE

1.1      Definitions

         a. "Agreement" refers to this Master Software License and Maintenance Agreement.

         b. "Order" refers to a written order from Verizon Wireless for the license from SMSI of Software and/or purchase of Related Services.

         c. "Outstanding Order" refers to an Order for which license to Software described therein or for which any Related Service described therein has not been accepted.

         d. "Party" refers to either Verizon Wireless or SMSI, as the context requires; both Verizon Wireless and SMSI may be collectively referred to as the "Parties."

         e. "Related Services" means those services such as technical support, training, and [*] which SMSI will provide to Verizon Wireless hereunder. Those Related Services which will be provided by SMSI and the charges therefore, if any, are set forth on Schedules A and B.

         f. "Software" refers to the computer programs and applications, available hereunder as described on Schedule A , and includes all related documentation and manuals.


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


1.2 Scope. SMSI shall provide to Verizon Wireless the Software and Related Services as described in Orders Verizon Wireless may from time to time place for the Software hereunder. It is expressly understood and agreed that this Agreement is intended solely to establish uniform and consistent terms and conditions for any such Orders; that Verizon Wireless is not obligated to place any Orders with SMSI; that this Agreement does not grant SMSI an exclusive privilege to sell to Verizon Wireless any Software and/or Related Services that Verizon Wireless may require; or limit, in any way, Verizon Wireless' right to contract with other manufacturers and SMSIs for the procurement of comparable products, software and/or services.


SECTION II.       LICENSE AND LICENSE TERMS

2.1 License Grant. SMSI grants to Verizon Wireless a non-exclusive license to reproduce and have reproduced, market, and distribute the Software, in object code form only, to distributors, re-sellers OEM customers of Verizon Wireless and end-users. Reasonable improvements in the Software (which shall mean any minor additions or modifications made by SMSI to or in the Software at any time) which improve the efficiency and effectiveness of the Software and which do not change its function(s) shall be furnished to Verizon Wireless [*]

2.3 Verizon Wireless shall provide handsets to SMSI for purposes of testing and/or joint development of products as between Verizon Wireless and SMSI and shall return any and all handsets to Verizon Wireless upon termination of this Agreement.

2.4 Verizon Wireless agrees to reference SMSI on product packaging, advertising and in promotional literature upon mutually agreeable terms.

2.5 Verizon Wireless and SMSI agree to execute a joint press release upon execution of this Agreement as to the formation of the joint relationship of the parties hereto but shall not issue further press releases until the time of product launch.

2.6 SMSI shall provide tier 3 support to Verizon Wireless Mobile Internet Care Centers but will have no obligation to support Verizon Wireless customers directly.

[*]

2.9 Documentation. With each license of Software ordered hereunder, SMSI shall provide Verizon Wireless copies of the following documentation: Electronic Quick Start Guide. Documentation shall comply with commonly accepted industry standards with respect to content, size, legibility and reproducibility. SMSI shall, provide at no additional charge, all future updates of such documentation. Verizon Wireless shall have the right to reproduce all documentation including all machine-readable documentation for the Software, provided that such reproduction is made solely for Verizon Wireless' permitted use hereunder. Any such reproductions shall include any copyright or similar proprietary notices contained on the items being reproduced.


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


2.10 License Term. The license term for end users shall commence on the date of receipt by the end user and shall continue in perpetuity unless otherwise stated in an Order.

2.11 New Releases. If SMSI develops new versions of the Software SMSI shall supply the new version to Verizon Wireless. SMSI shall continue to support the replaced version for a minimum period of two (2) years after issuance of the new version.

2.12 Bankruptcy Code 365(n). All rights and licenses granted under or pursuant to this Agreement or any Order by SMSI to Verizon Wireless are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code ("Code"), licenses to rights to "intellectual property" as defined in the Code. The Parties agree that Verizon Wireless, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code. The Parties further agree that, in the event of a bankruptcy proceeding by or against SMSI under the Code, Verizon Wireless shall be entitled to retain all of its rights (including all licenses) under this Agreement and/or any Order.


SECTION III.  TERM AND TERMINATION

3.1 Term. This Agreement shall be effective on Dec. 1, 2000 (the "Effective Date"). [*]

3.2 Termination. This Agreement may be terminated, by written notice only, as follows:

[*]

         b. By either Party, immediately, in the Event of Default or breach of this Agreement and/or Order by the other Party. Any of the following shall be considered an "Event of Default":

                           i) For a default in payment of invoices which breach or default which has not been cured within fifteen (15) business days after service of written notice of default of the non-breaching party;

                           ii)    Either Party judged bankrupt or insolvent; or

                           iii) Either Party makes a general assignment for the benefit of its creditors; or

                           iv) A trustee or receiver is appointed for either Party or for any of its property; or

                           v) Any petition by or on behalf of either Party is filed to take advantage of any debtor's act or to reorganize under the bankruptcy or similar laws; or

                           vi) Either Party disregards laws, ordinances, rules, regulations or orders of any public authority which has a material adverse effect on performance of this Agreement.

         In the event of termination by Verizon Wireless pursuant to subsection
(b), Verizon Wireless shall have the right, at its option, to confirm in whole or in part any Outstanding Order, in which case SMSI shall be obligated to fulfill the Order to the extent it is confirmed, or to cancel, in


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


whole or in part, any Outstanding Order without any liability to Verizon Wireless. The foregoing right is in addition to, and not in limitation of, any other remedy Verizon Wireless may have at law or equity.


SECTION IV.  ORDERS

4.1 Order Requirements. Each Order for Software and Related Services shall contain the following: (a) date of Order and Order Number; (b) the incorporation of this Agreement; (c) the incorporation by reference of any additional specifications; (d) a detailed list of the Software or Related Services (such list is to include quantities, descriptions, specifications, prices, charges, and discounts); (e) the billing and delivery addresses; (f) the required dates for delivery of the Software, commencement dates for Related Services, and the length of term for Related Services; (g) the name and telephone number of the person to contact; and (h) any other special terms and conditions that are not provided for in this Agreement; (i) SMSI must be given a minimum of ten business days to fulfill any order placed by Verizon Wireless.

4.2 SMSI shall not be obligated to begin production until Verizon Wireless shall have provided (a) a copy of this Agreement, executed by authorized representative of Verizon Wireless (b) an approved press release and (c) Master Release Authorization Form, in the form attached as Schedule D to this Agreement, executed by authorized representative of Verizon Wireless.

4.3 Acceptance of Order. If notice of rejection of an Order is not received by Verizon Wireless within twenty-one (21) days from the date of the Order, such Order shall be deemed to have been accepted by SMSI

4.4 Conflict of Provisions. No provision in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement. An Order may be modified only by a written instrument signed by Verizon Wireless and SMSI.

SECTION V.  PRICE, PAYMENT AND DELIVERY

5.1 License Fees. Verizon Wireless shall pay SMSI [*] license fees specified in Schedule A hereto [*]. Verizon Wireless shall accompany each monthly payment with a report containing all information reasonably necessary to verify accuracy of the payment for that month. Verizon Wireless shall pay a late charge of 1.0% for each month or partial month that payment is late, or, if lower, the maximum rate permitted by law. SMSI may suspend its performance under this Agreement if any payment is sixty (60) days past due.

5.2      [*]

5.3 Delivery. SMSI shall arrange for the delivery of the Software or provision of the Related Services on the date(s) specified in the Order and in accordance with Verizon Wireless' instructions. Shipping costs shall be invoiced by SMSI and paid for by Verizon Wireless. SMSI


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134



shall deliver the Software in sufficient time to meet the required delivery date. Time is of the essence as to all dates for provision, delivery and installation.

5.4 Late Delivery. If SMSI fails to deliver to Verizon Wireless the Software on or before the ordered delivery date, Verizon Wireless may either cancel the Order or extend such ordered delivery date to a subsequent date. If Verizon Wireless elects to extend the ordered delivery date, the parties agree that Verizon Wireless will be damaged in an amount which will be difficult to determine with certainty. Therefore, SMSI agrees to pay Verizon Wireless as a late delivery charge and not as a penalty, an amount equal to two percent (2%) of the license fee for each week or part thereof of delay occurring after the ordered delivery date originally specified on the Order until either the delivery date or the date on which Verizon Wireless cancels the Order, whichever first occurs. Such late delivery charge shall not accrue beyond twelve (12) weeks delay.

5.5. Risk of Loss. Verizon Wireless shall bear the risk of loss of or damage to the Software during shipment to the end-user. SMSI shall bear risk of loss or damages to the Software prior to receipt thereof by Verizon Wireless.

5.6.     Invoices and Payment

         a. For copies produced by SMSI for Verizon Wireless or services rendered by SMSI, SMSI shall render invoices following the shipment of the Software or the providing of Related Service. Such invoices shall be sent to the billing address noted on the Order and shall contain the detailed information set forth below in subsection 5.6b. If an Order requires shipment to multiple states, than each item invoiced must indicate final shipping destination. Each invoice shall be paid within thirty (30) days of receipt unless it is disputed by Verizon Wireless.

         b. The following detailed information is required on each invoice in order to assure prompt remittance:

                  (1)      Verizon Wireless' Order number
                  (2)      SMSI's invoice number.
                  (3)      Quantity and price of each item shipped.
                  (4)      Applicable sales/use tax based on final destination:
                           i) the value of the taxable Software/Related Service by individual taxing jurisdiction;
                           ii) the sales/use tax for each such Software/ Related Service by individual taxing jurisdiction;
                           iii) the value of nontaxable Software/Related Services; and
                           iv) SMSI's sales/use tax registration number for each applicable taxing jurisdiction.
                  (5)      Transportation costs.
                  (6)      Other charges (if applicable).
                  (7)      Final total cost.
                  (8)      Contract number.

         c. Charges payable by Verizon Wireless will apply and shall be calculated from the date of acceptance for Software and the commencement date for a Related Service. For any period of less than a calendar month, the charges shall be prorated on the basis of a thirty (30) day month.

                                                        CONTRACT NO. 220-00-0134


SECTION VI.  RELATED SERVICES.


6.1 Software Support. SMSI shall provide training and support services set forth on Schedule Band as described herein.

6.2 Training. SMSI shall, at no additional charge, provide sufficient training, training materials and third-tier technical support to designated Verizon Wireless personnel to enable Verizon Wireless to properly and effectively use the Software. Support shall be furnished by telephone during SMSI's usual customer support hours and by SMSI providing access to Verizon Wireless to its support web site. Training shall be conducted at a site selected by Verizon Wireless and on dates that are mutually agreed to. Verizon Wireless shall reimburse SMSI all its resasonable expenses incurred in connection with such training subject to Verizon Wireless corporate guidelines regarding reimbursement. SMSI shall provide on-site training no more than two days per quarter. Verizon Wireless may reproduce any training materials originated by SMSI for the purpose of training Verizon Wireless personnel. Any such reproductions shall include any copyright or similar proprietary notices contained in the items being reproduced.

[*]

SECTION VII.  STANDARD OF PERFORMANCE FOR ACCEPTANCE.

7.1 Acceptance. Verizon Wireless shall certify to SMSI that the Software has been accepted upon the successful completion of the performance standards for the acceptance tests, as specified in this Section 7.

7.2 Standard. Within ten (10) days after SMSI has certified the Software as ready for Verizon Wireless' acceptance tests, Verizon Wireless, with SMSI's advice and assistance, shall commence Verizon Wireless' acceptance tests. The acceptance test shall end when VerizonWireless has signed SMSI's Master Release Authorization form.


SECTION VIII.  REPRESENTATIONS AND WARRANTIES

8.1 Ownership. SMSI warrants that it has the right to license the Software to Verizon Wireless.

8.2 SMSI's Warranties. SMSI warrants that during the Warranty Period (as defined below), the Software furnished hereunder shall be free from material programming errors and from material defects in workmanship and materials. Verizon Wireless acknowledges that inevitably some errors may exist in the Software, and the presence of such errors shall not be a breach of this provision. In no event shall SMSI's obligations under this warranty exceed those contained in SMSI's end user license, as it may be in effect from time to time. This warranty shall be of no effect should Verizon Wireless cause the Software to be modified or used other than as licensed hereunder or as provided in the documentation without the written consent of SMSI.


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


8.3 SMSI's Fulfillment of Warranty Obligations. If at any time during the 90-day period immediately following the date hereof (the "Warranty Period") SMSI or Verizon Wireless shall discover one or more material defects or errors in the Software or any other respect in which the Software fails to conform to the provisions of any warranty contained in this Agreement, SMSI shall, entirely at its own expense, promptly use reasonable efforts to correct such defect, error or nonconformity by, among other things supplying Verizon Wireless with corrected versions of the Software.

8.4 No Warranty Pass-Through. Verizon Wireless shall not pass through to its customers, end users or any other third party the warranties made by SMSI under this Agreement. Verizon Wireless shall make no representations to its customers, end users or any other third party on behalf of SMSI. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any customer, end user, or licensee of Verizon Wireless or any other third party.

8.5 CALEA. SMSI represents and warrants to Verizon Wireless that at the time of delivery, all Software delivered hereunder shall be "CALEA Compliant", meaning that they will comply with the provisions of Pub L. 103-414, Title 1, October 25, 1994, 108 Stat 4279 as it may be amended from time to time as well as any regulations or industry standards implementing the provisions of the law.

8.6 Year 2000 Compliance. SMSI represents and warrants that the Software and Related Services provided hereunder (a) shall perform on and after January 1, 2000 in as good a manner as before such date, and (b) shall at all times manage, manipulate and report data involving dates (including the year 2000, dates before and after the year 2000, and single-century and multi-century formulas) without generating incorrect values or dates or causing an abnormally-ending scenario within an application. SMSI shall provide Verizon Wireless with evidence of successful completion of independent laboratory testing, against Bellcore General Requirement 2945, or other standard approved by Verizon Wireless, that the supplied Software and Related Services provided hereunder properly performs all internal and external time and date processing. Such certification shall be provided upon execution of this Agreement. In addition, SMSI agrees to cooperate with Verizon Wireless in conducting Year 2000 interoperability tests to ensure that the supplied Software and Related Services do not adversely affect the operation, output, functionality or other elements of Verizon Wireless' operation. Further, SMSI agrees to cooperate with Verizon Wireless in providing information to third parties, such as customers, regulatory bodies, and auditors, regarding SMSI's Year 2000 compliance as it relates to the supplied Software and Related Services.

8.7 Software Virus Protection. SMSI represents and warrants to Verizon Wireless that the Software provided to Verizon Wireless by SMSI does not contain or will not contain any Self-Help Code or any Unauthorized Code (defined below). SMSI shall remove promptly any such Self-Help Code or Unauthorized Code in the Software of which it is notified or may discover. SMSI shall indemnify Verizon Wireless against any loss or expense arising out of any breach of this warranty.

         As used in this Agreement, "Self-Help Code" means any back door, "time bomb", drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the program. Self-Help Code does not include software routines in a computer program, if any, designed to permit the licenser of the computer program (or other person acting by authority of the licensor) to obtain access to a licensee's computer system(s) (e.g., remote access via modem)

                                                        CONTRACT NO. 220-00-0134


for purposes of maintenance or technical support. As used in this Agreement, "Unauthorized Code" means any virus, Trojan horse, worm, or any other software routines or hardware components designed to permit unauthorized access to disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions. The term Unauthorized Code does not include Self-Help Code.

8.8 LIMITATION OF LIABILITY. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SMSI MAKES NO AND SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS GUARANTEES AND WARRANTIES TO ANY PERSON OR ENTITY REGARDING THE USE OR THE RESULTS OF THE USE OF THE SOFTWARE THIS SECTION SHALL NOT APPLY TO INDEMNITY, IP INFRINGEMENT AND COMPLIANCE WITH LAWS.


SECTION IX.  INDEMNIFICATION

9.1 Third Party Claims. SMSI shall defend, indemnify, and hold harmless Verizon Wireless, its parents, subsidiaries and affiliates, and their directors, officers, agents and employees from any and all liabilities, claims or demands whatsoever, (including the costs, expenses and reasonable attorney's fees incurred on account thereof) that may be made: (a) by any person, specifically including, but not limited to, SMSI, its agents or subcontractors, for injuries including bodily injury (including death to persons) or damage to property (including theft) occasioned by or alleged to have been occasioned by the acts or omissions of the SMSI its agents or subcontractors whether negligent or otherwise; or (b) by persons furnished by SMSI or any subcontractors under Worker's Compensation or similar acts.

         SMSI shall defend Verizon Wireless, at Verizon Wireless' request, against any such liability, claim or demand. The foregoing indemnification shall apply whether SMSI or Verizon Wireless defends such suit or claim and whether the death, injury or property damage is caused by the sole acts or omissions of SMSI or by the concurrent acts or omissions of Verizon Wireless or SMSI hereunder. Verizon Wireless agrees to notify SMSI promptly of any written claim or demands against Verizon Wireless for which SMSI is responsible hereunder.

9.2 Infringement. SMSI agrees to indemnify, defend, and hold Verizon Wireless harmless from and against any and all actions, suits, claims, liabilities, damages, losses and expenses (including the reasonable fees of attorneys and other professionals and related costs and expenses) arising directly or indirectly out of or in connection with any claim that the Software violates any patent issued as of the date of this agreement, trademark, copyright and any other intellectual or industrial property right of third parties, finally awarded in any such claim, suit or proceeding. SMSI shall have no liability for infringement based on (a) use of other than the current release of the Software, (b) modification of the Software without SMSI's written consent, (c) the combination or use of the Software with any other software, equipment, product, device, item or process not furnished by SMSI or not contemplated under this Agreement, if such infringement would have been avoided by the use of the Software as contemplated herein or alone and in their current unmodified form, (d) Verizon Wireless's continued infringing activities after being notified thereof or after being informed of modifications that would have avoided the infringement or, (e) Verizon Wireless's use of the licensed product which is incidental to an

                                                        CONTRACT NO. 220-00-0134


infringement not resulting primarily from the licensed product. Verizon Wireless will indemnify SMSI from all damages and liabilities related to a claim excluded from SMSI's indemnity obligation by the previous sentence.

9.3 Verizon Wireless agrees to indemnify, defend, and hold SMSI harmless from and against any and all actions, suits, claims, liabilities, damages, losses and expenses arising directly out of or in connection with any claim related to the breach by Verizon Wireless of any warranty under this agreement, or any claim that (a) the distribution of the Hardware violates any local, state, or federal law, rule or regulation


SECTION X.  USE AND PROTECTION OF CONFIDENTIAL INFORMATION.

10.1 Confidentiality. The Parties shall, during the Term and any Renewal Term of this Agreement and for a period of three (3) years after termination of this Agreement, hold in strictest confidence information which is confidential and/or proprietary to the other ("Confidential Information", as more fully described below) except for Verizon Wireless customer information which shall remain confidential forever. The Parties shall not disclose or make each other's Confidential Information available, in any form, to any third party or use each other's Confidential Information for any purpose other than as specified in this Agreement. Each Party shall take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents (who have access to same because of and only on a need-to-know basis) in violation of any provision of this Agreement, but in no event less than reasonable means.

10.2 "Confidential Information" shall mean all information that is not generally known to the public and in which a party has rights of any kind, including, but not limited to, the Software, proprietary technology, trade secrets, know-how, inventions (whether or not patentable), ideas, improvements, works of authorship, derivative works, modifications, product development plans, forecasts, strategies, names and expertise of employees and consultants, techniques, processes, algorithms, schematics, software programs, designs, together with all other business and technical information that a party discloses to the other party, and such other information as is deemed confidential by the disclosing party and identified as such at the time of disclosure, or which, under the circumstances surrounding the disclosure to the other party, ought reasonably to be treated as confidential.

10.3 Exceptions. The foregoing shall not prevent either Party from disclosing Confidential Information which: (a) is or becomes a part of the public domain through no act or omission of the other Party; (b) was in the other Party's lawful possession prior to such access to or the disclosure of same and had not been obtained by such other Party either directly or indirectly from the Party hereto granting such access or making such disclosure, all of which is so documented by such other party; (c) is lawfully disclosed to the other Party by a third party without restriction on such disclosure; (d) is required to be disclosed pursuant to subpoena or other legal process, provided, however, that the Party responding to such request first provides written notice to the other Party of the request; (e) is approved by the other Party for disclosure; or (f) with respect to information that is the same as or substantially identical to the Confidential Information, is independently developed and is so documented by the other Party.

                                                        CONTRACT NO. 220-00-0134


10.4 Ownership. Verizon Wireless agrees that the Software provided hereunder, and any copies thereof, in whole or in part, and all intellectual property rights, including without limitation, patent, copyright, trademark, trade secret, and any other intellectual or industrial property rights, are and shall remain the sole property of SMSI, and that all rights thereto are reserved by SMSI. Verizon Wireless agrees that it will not create derivatives of such Software, nor use, copy, disclose, sell, assign, sublicense, or otherwise transfer the Software except as expressly provided in this License Agreement. Verizon Wireless is prohibited from the disassembly or decompilation of the object code or the disclosure of any other aspect of the workings of the Software without the prior written consent of SMSI.

10.5 Trademarks. This Agreement authorizes distribution of the Software only under SMSI's trademarks. Unless otherwise agreed by the parties in writing, Verizon Wireless shall use SMSI's trademarks only for purposes of advertisement, promotion, and licensing of the corresponding Software and for no other purposes. Verizon Wireless shall use such trademarks in accordance with the guidelines established by SMSI from time to time. Verizon Wireless shall not use any of SMSI's trademarks, service marks, logos, or slogans in any manner likely to confuse, mislead, or deceive the public, or to in any way that is injurious to the SMSI's reputation. In the event Verizon Wireless is permitted under this agreement to make copies of the Software, Verizon Wireless shall include copyright notices on any and all copies of the Software. Software shall always be known by the name set forth in Appendix A attached hereto, and by no other name. Verizon Wireless shall restrict its sub-licensees of the Software similarly. SMSI may audit Verizon Wireless's use of SMSI's trademarks upon request. Should SMSI decide to register any or all of its trademarks, Verizon Wireless shall cooperate in all registration applications, renewals and other procedures with the applicable trademark authorities.

10.6 Remedies. Each Party acknowledges that the other would suffer irreparable damage in the event of any material breach of the provisions of this
Section 10. Accordingly, in such event, a Party would be entitled to seek preliminary and final injunctive relief, as well as any other applicable remedies at law or in equity against the Party who has breached or threatened to breach this Section 10 and that party hereby waives the defense that money damages would be adequate.


SECTION XI.  TAXES.

11.1 Taxes. The prices stated are exclusive of income taxes, sales or use taxes, ad valorem taxes, duties, licenses, or levies imposed on the production, storage, sale, transportation or use of the Software, other than taxes on SMSI's net income. Verizon Wireless shall pay and hold SMSI harmless from all such charges, either as levied by taxing authorities, or in lieu thereof, Verizon Wireless shall provide an exemption certificate acceptable to the relevant taxing authorities.

11.2 Registration Number. SMSI shall provide to Verizon Wireless a sales and use tax registration number for each state in which Related Services are performed or that is the final destination, as set forth on the Order, of Software provided under this Agreement. The registration number for each applicable state will be added to every invoice issued by SMSI to Verizon Wireless hereunder. SMSI shall remit the sales/use tax to the state of final destination of Software, or the state in which the Related Services are performed. SMSI shall notify Verizon Wireless of any state for which SMSI does not bill and remit sales/use taxes because SMSI does not have nexus with that state.

                                                        CONTRACT NO. 220-00-0134


11.3 Indemnity. Each party agrees to pay, and hold the other party harmless from and against, any penalty, interest, tax or other charge that may be levied or assessed as a result of the delay or failure of the indemnifying party for any reason to pay any tax or file any return or information required by law, rule or regulation or by contract.

[*]

SECTION XIII.  GENERAL.

13.1 Audit by Verizon Wireless. SMSI shall prepare and maintain complete, legible, and accurate records of all hours worked and costs incurred in the performance of under this Agreement during the Term and any Renewal Terms and for two (2) years from the date of termination. Verizon Wireless shall have the right, through its designated representatives, to examine and audit, at all reasonable times, all such records and such other records and accounts as may, under recognized accounting practices, contain information bearing upon the amount payable to SMSI hereunder.

13.2 Audit by SMSI. Verizon Wireless shall keep records concerning the copying and shipment of, and all transactions relating to, the sale of its products and the distribution of the Software. Such records shall include, without limitation records showing the number of Verizon Wireless's products distributed and copies of the Software made and copies downloaded or otherwise distributed. Verizon Wireless shall allow an independent certified public accountant appointed by SMSI, upon ten (10) days written notice, to inspect, audit and analyze all of Verizon Wireless's records as described in this section, and all of Verizon Wireless's other books, accounts and shipping records relating to the items licensed hereunder, during normal business hours at Verizon Wireless's regular place of business. SMSI shall bear the costs of such inspection and audit, unless the audit discloses that additional amounts are due SMSI, in which case Verizon Wireless shall promptly pay such additional amounts due and the reasonable costs of such inspection and audit. SMSI agrees to sign any reasonable and appropriate confidentiality agreement with respect to such inspection and audit which is submitted by Verizon Wireless during the term of this Agreement.

13.3 U.S. Government contracts. Any Software which Verizon Wireless distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the "U.S. Government") are provided to Verizon Wireless with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph
(c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or in subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights clause at 48 C.F.R. 52.227-19, as applicable. The Contractor/Manufacturer is: Smith Micro Software, Inc. 51 Columbia, Aliso Viejo, California 92656. Verizon Wireless shall comply with any requirements of the U.S. Government to obtain such RESTRICTED RIGHTS protection, including without limitation, the placement of any restrictive legends on the Software and any license agreement used in connection with the distribution of the Software. Under no circumstances shall SMSI be obligated to comply with any U.S. Governmental requirements regarding the submission of or the request for exemption for submission of cost or pricing data or cost accounting requirements. For any distribution or license of the Software that would require compliance by SMSI with U.S. Governmental requirements relating to cost or pricing data or


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


cost accounting requirements, Verizon Wireless must obtain an appropriate waiver or exemption from such requirements for the benefit of SMSI from the appropriate U.S. Governmental authority before the distribution and/or license of the Software to the U.S. Government. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in this Agreement. Verizon Wireless shall procure U.S. Government waiver of any intellectual property rights in or relating to Software.

13.4 Export. Verizon Wireless agrees that neither it nor its customers intend to or will, directly or indirectly, export or transmit the Software, to any country to which such export or transmission is restricted by regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

13.5 Employees. Each party acknowledges that the other party's employees are critical to the servicing of its customers. Each party agrees not to employ or otherwise engage the other party's employees for a period of one (1) year following any employee's involvement in the performance of this Agreement. Should a party violate this provision, the hiring party will pay the other party the former employee's annual salary.

13.6 LIMITATION OF LIABILITY; CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER OF THE PARTIES HERETO BE LIABLE TO THE OTHER FOR THE PAYMENT OF ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, SMSI SHALL NOT BE LIABLE UNDER THIS AGREEMENT FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE FEES PAID TO IT HEREUNDER. THE PRECEEDING SENTENCE SHALL NOT APPLY TO THE INDEMNITY, IP INFRINGEMENT AND NONCOMPLIANCE WITH LAWS SECTIONS OF THIS AGREEMENT. THE REMEDIES PROVIDED FOR HEREIN EMBODY THE ESSENTIAL PURPOSE OF THE PARTIES HERETO WITH RESPECT TO REMEDIAL ACTION IN THE EVENT OF BREACH OF THIS AGREEMENT.

13.7 Force Majeure. Neither Verizon Wireless nor SMSI shall be liable or deemed in default for any delay or failure in performance of an Order or any part of this Agreement to the extent that such delay or failure is caused by accident, fire, industry-wide strike, embargo, act of the government, war or national emergency requirement, act of God, or act of the public enemy ("Force Majeure Conditions"). If any Force Majeure Condition occurs, the Party delayed or unable to perform shall promptly give notice to the other Party. The Party affected by the other Party's delay or inability to perform may elect to: (a) terminate the Order or part thereof as to Software or Related Services not already received; or (b) suspend the Order for the duration of the Force Majeure Condition, and resume performance once the Force Majeure Condition ceases. Until notice is given otherwise, option (b) shall be deemed selected.

                                                        CONTRACT NO. 220-00-0134


13.8 Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given when either personally served or mailed by certified, registered mail, return receipt requested, or delivered by a reputable overnight delivery service, or by facsimile transmission confirmed by another form of delivery within one (1) business day, to:

Verizon Wireless:          Verizon Wireless
                           180 Washington Valley Road
                           Bedminster, New Jersey  07921
                           Attention:

         Copy to:          Verizon Wireless
                           180 Washington Valley Road
                           Bedminster, New Jersey 07921
                           Attention: S. Mark Tuller, VP & General Counsel

         SMSI:             Smith Micro Software, Inc.
                           51 Columbia
                           Aliso Viejo, CA 92656
                           Attention: Chief Financial Officer

         If either Party changes its address during the Term or any Renewal Term hereof, it shall so advise the other Party in writing, and all notices thereafter required to be given shall be sent to such new address.

13.9 Independent Contractors. Neither SMSI nor its officers and directors and its associated personnel and employees shall be deemed to be employees or agents of Verizon Wireless, it being understood that SMSI is an independent contractor for all purposes and at all times.

13.10 No Licenses. No licenses, express or implied, under any patents, trademarks or copyright are granted by Verizon Wireless to SMSI.

13.11 Assignment. Any assignment of the work to be performed, in whole or in part, or of any other interest hereunder by either party shall be void, without the prior written consent of the other party, which consent shall not unreasonably be witheld or delayed. Notwithstanding anything to the contrary herein, Verizon Wireless may assign all its rights, duties and obligations under this Agreement to an affiliate or affiliates of Verizon Wireless or to a partnership or partnerships to which Verizon Wireless or its affiliate has an interest.

[*]

13.13 Publicity and Advertising. SMSI shall submit to Verizon Wireless all advertising, sales promotion, press releases and other publicity matters relating to the Software furnished or the Related Services performed by SMSI under this Agreement wherein Verizon Wireless' name, marks or the name or mark of any Verizon Wireless Company is mentioned or language from which the connection of said names or marks therewith may be inferred or implied. SMSI shall


--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134



not publish or use such advertising, sales promotion, press releases, or publicity matters without Verizon Wireless' prior written approval, which consent shall not unreasonably be witheld or delayed.

13.14 Verizon Wireless' Property. Title to all property owned by Verizon Wireless and furnished to SMSI shall remain in Verizon Wireless. Any property to which Verizon Wireless has title and which is in SMSI's possession or control shall be used only in the performance of this Agreement unless authorized in writing by Verizon Wireless. SMSI shall adequately protect such property, and shall deliver or return it to Verizon Wireless or otherwise dispose of it as directed by Verizon Wireless.

13.15 Non-Discrimination Compliance. The applicable provisions in Schedule C, entitled "Non-Discrimination Compliance Agreement" shall form a part of this Agreement and any amendments thereto.

13.16 Waiver and Estoppel. A party's failure at any time to enforce any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity or enforcement of this Agreement. The exercise by a party of any right or options under the terms or covenants herein shall not preclude or prejudice the exercising thereafter of the same or any other right under this Agreement.

13.17 Severability. If any provision or portion of a provision of this Agreement is invalid under applicable statute or rule of law, it is only to that extent to be deemed omitted, and such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision(s) had never been contained herein.

13.18 Headings. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

13.19 Laws, Rules and Regulations. Each party shall comply, at its own expense, with all applicable federal, state and local laws, ordinances, regulations and codes. Each party agrees to indemnify and hold the other pary harmless for any loss or damage that may be sustained by reason of any failure to comply with this Section 12.19.

13.20 Attorneys' Fees. In the event of any, claim or dispute between the parties hereto arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery from the non-prevailing party its reasonable attorney's fees and costs.

13.21 Choice of Law. This Order shall be governed by the laws of the State of New York without reference to its conflicts of law provisions and the Software shall have the definition of goods under the U.C.C. The exclusive jurisdiction for any legal proceeding regarding this Order shall be the state or federal courts in New York and the parties expressly submit to the jurisdiction of said courts.

13.22 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered an original and together they shall constitute one (1) agreement.

                                                        CONTRACT NO. 220-00-0134


13.23 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon the Parties hereto and their respective successors and permitted assigns.

13.24 Entire Agreement. This Agreement, together with all Orders, schedules, and subordinate documents incorporated by reference shall constitute the entire Agreement between the Parties with respect to the subject matter. This Agreement may not be modified except by an instrument in writing signed by a duly authorized representative of each of the Parties.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.


CELLCO PARTNERSHIP                               _____________________________
d/b/a Verizon Wireless


By:  s/s Tom Griffin                             By:  /s/ R. W. Scheussler


Name:  Tom Griffen                               Name:  R. W. Scheussler


Title:  VP Finance                               Title:  Sr. VP and COO


Date:  1/9/01                                    Date:  1/10/01

                                                        CONTRACT NO. 220-00-0134


                                                                      SCHEDULE A
                                                                     PAGE 1 OF 1


                         SOFTWARE AND RELATED SERVICES -
                           DESCRIPTION AND PRICE LIST




Software:

         1.       QuickLink Mobile 2000 version 2.2


[*]







--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134




                                                                      SCHEDULE B


                                RELATED SERVICES


1. Training -- on-site -- two man-days per quarter. Out of pocket costs to be reimbursed by Verizon Wireless.

2. Technical Support. -- Verizon Wireless will provide technical support to end-users. SMSI shall provide third-tier telephonic support to designated Verizon Wireless personnel.

[*]





--------------
* Confidential Treatment has been requested for certain redacted provisions of this agreement. The redacted provisions are identified by an asterisk and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission.

                                                        CONTRACT NO. 220-00-0134


                                                                      SCHEDULE C
                                                                     PAGE 1 OF 2

                    NONDISCRIMINATION COMPLIANCE UNDERTAKING

                     NON-DISCRIMINATION COMPLIANCE AGREEMENT

         To the extent that this contract is subject to them, Contractor shall comply with the applicable provisions of the following: Exec. Order No. 11246, Exec. Order No. 11625, Exec. Order No. 12138, Exec. Order No. 11701, Exec. Order No. 11758, Section 503 of the Rehabilitation Act of 1973, Section 402 of the Vietnam Era Veterans' Readjustment Assistance Act of 1974 and the rules, regulation and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above. The following table describes the clauses which are included in the contract.

                    ANNUAL CONTRACT VALUE              CLAUSES
                    ---------------------              -------

                    Under $2,500                       5*
                    $2,500-$10,000                     5*8
                    $10,000-$50,000                    1,2,5*,6,7,8,9
                    $50,000-$500,000                   1,2,3**,4**,5,6,7,8,9
                    Over $500,000                      1,2,3**,4**,5,6,7,8,9***

1.       Equal Employment Opportunity Provisions

         In accordance with executive Order 11246, dated September 24, 1965, and Subpart 22.8 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.

2.       Certification of Non-Segregated Facilities

         The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control where segregated facilities are maintained; and that it will obtain a similar certification prior to the award of any nonexempt subcontract.

3.       Certification of Affirmative Action Program

         The Contractor affirms that it has developed and is maintaining an Affirmative Action Plan as required by Subpart 22.8 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations.

4.       Certification of Filing of Employer Information Reports

         The Contractor agrees to file annually on or before the 31st day of March complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5. Utilization of Small Business Concerns and Small Disadvantaged Business Concerns

         (a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency.

         (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

         (c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern-

              (1) Which is at least 51 percent owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more socially and economically disadvantaged individuals; and

              (2) Whose management and daily business operations are controlled by one or more of such individuals.

         The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Asian-Indian Americans and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act.

                                                        CONTRACT NO. 220-00-0134


         (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

6.       Utilization of Women-Owned Small Businesses

         (a) "Women-owned small business," as used in this clause, means businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

         "Control," as used in this clause, means exercising the power to make policy decisions.

         "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

         (b) It is the policy of the United States that women-owned small businesses shall have the maximum practicable opportunity to participate in performing contracts awarded by any Federal agency.

         (c) The Contractor agrees to use its best efforts to give women-owned small businesses the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

7. Affirmative Action for Special Disabled Veterans and Veterans of the Vietnam Era

         In accordance with Exec. Order 11701, dated January 24, 1973, and Subpart 22. of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8.       Affirmative Action for Handicapped Workers

         In accordance with Exec. Order 11758, dated January 15, 1974, and Subpart 22.14 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

9.       Employment Reports on Special Disabled Veterans and Veterans of the
         Vietnam Era

         (a) The contractor agrees to report at least annually, as required by the Secretary of Labor, on:

              (1) The number of special disable veterans and the number of veterans of the Vietnam era in the workforce of the contractor by job category and hiring location; and

              (2) The total number of new employees hired during the period covered by the report, and of that total, the number of special disabled veterans, and the number of veterans of the Vietnam era.

         (b) The above items shall be reported by completing the form entitled "Federal Contractor Veterans' Employment Report VETS-100."

         (c) Reports shall be submitted no later than March 31 of each year beginning March 31, 1988.

         (d) The employment activity report required by paragraph (a) (2) of this section shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph (a) (1) of this section. Contractors may select an ending date: (1) as of the end of any pay period during the period January through March 1st of the year the report is due, or (2) as of December 31, if the contractor has previous written approval from the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form
100).

         (e) The count of veterans reported according to paragraph (a) above shall be based on voluntary disclosure. Each contractor subject to the reporting requirements at 38 U.S.C. 2012 (d) shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 2012 to identify themselves to the contractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment, and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 2012. Nothing in this paragraph (e) shall preclude an employee from informing a contractor at a future time of his or her desire to benefit from this program. Nothing in this paragraph (e) shall relieve a contractor from liability for discrimination under 38 U.S.C. 2012.

         *    Applies only if contract has further subcontracting opportunities.

         **   Applies only to businesses with 50 or more employees.

         *** Contractor must also adopt and comply with a small business and small disadvantaged business subcontracting plan pursuant to Title 48 of the Code of Federal Regulations.

                                                        CONTRACT NO. 220-00-0134



                                                                      SCHEDULE D
                                                                     PAGE 1 OF 1


                          MASTER RELEASE AUTHORIZATION

         Smith Micro Software, Inc. has supplied the below referenced product master to you so that you can test it and let us know if it is acceptable. Please test this master carefully since we will consider your approval as an acceptance of all products duplicated from this master.

         Once signed, please fax this form back to Smith Micro Software at (949) 362-2300 so we may insure that our latest version of software is available. No fax cover page is necessary. Thank you. DUPLICATION AND SHIPMENT OF THE PRODUCT MASTER(S) MAY BE DELAYED IF NO AUTHORIZATION IS RECEIVED.

      Master is satisfactory:                     [ ] YES           [ ]  NO

      Comments:

      Master has been approved by: __________________________  _________________
                                   Signature                   Date

      Company:                     _____________________________________________

________________________________________________________________________________

      SMSI Engineering Manager:    __________________________  _________________
                                   Signature                   Date

      SMSI Account Representative: __________________________  _________________
                                   Signature                   Date
________________________________________________________________________________

      Tested with all hardware and software that is to be shipped with the following build?

      Identification:             ___________________________  _________________
                                  Model                        Version

      SMSI Quality Control:        __________________________  _________________
                                   Signature                   Date
________________________________________________________________________________

                                Build Information


Product
Date:                                          Product No.:
Version:                                       Volume Label:
Directory: